UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2017

BANCORP OF NEW JERSEY, INC.

(Exact name of registrant as specified in its charter)

NEW JERSEY	001-34089	20-8444387
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1365 Palisade Ave, Fort Lee, New Jersey 07024

(Address of principal executive offices) (Zip code)

(201) 944-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 13, 2017, Mr. Carmelo Luppino, Jr. was disqualified from service on the Registrant’s Board of Directors, and ceased to be a member of the Board  pursuant to the terms of the Registrant’s By-laws. The Registrant’s By-laws provide that a director is disqualified from membership if such director is a party to litigation or administrative proceeding adverse to the Registrant or any subsidiary of the Registrant, except for derivative litigation or litigation arising out of a proxy fight concerning the election of directions.   Mr. Luppino is in default as borrower and guarantor on approximately $6.5 million in credits owed to the Bank of New Jersey (the Registrant’s wholly owned subsidiary).  The Bank filed suit with Superior Court of New Jersey on January 13, 2017 in order to collect such credits, which action automatically disqualified Mr. Luppino from membership on the Registrant’s Board of Directors pursuant to the registrant’s By-laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP OF NEW JERSEY, INC.

Date: January 13, 2017	By:	/s/ Nancy E. Graves
Nancy E. Graves
President and Chief Executive Officer